As filed with the Securities and Exchange Commission on July 31, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

AND

POST-EFFECTIVE AMENDMENT NO. 1 TO

REGISTRATION STATEMENTS

NO. 333-145007, NO. 333-136452, NO. 333-127541, NO. 333-125043, NO. 333-109170, NO. 333-92254, NO. 333-63132, NO. 333-42588, NO. 333-84497, AND NO. 333-74991

UNDER THE SECURITIES ACT OF 1933

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	68-0262011
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2411 Stanwell Drive

Concord, California 94520

(Address of Principal Executive Offices) (Zip Code)

2008 Equity Incentive Plan

1999 Equity Incentive Plan

1998 Non-Officer Stock Option Plan

(Full title of the plans)

Claes Glassell

President and Chief Executive Officer

Cerus Corporation

2411 Stanwell Drive

Concord, California 94520

(Name and address of agent for service)

(925) 288-6000

(Telephone number, including area code, of agent for service)

Copies to:

Suzanne Sawochka Hooper, Esq.

Robert L. Jones, Esq.

Cooley Godward Kronish LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, California 94306-2155

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration
Common Stock, par value $0.001 per share
Shares not previously registered	2,270,000(1)	$5.13(2)	$11,465,100 (2)	$457.65(2)
Shares previously registered	6,265,185(1)	N/A(3)	N/A (3)	N/A(3)

This Registration Statement is (a) a new registration statement; (b) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-74991), as filed with the Securities and Exchange Commission on March 24, 1999 (the “March 1999 Registration Statement”); (c) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-84497), as filed with the Securities and Exchange Commission on August 4, 1999 (the “August 1999 Registration Statement”); (d) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-42588), as filed with the Securities and Exchange Commission on July 28, 2000 (the “2000 Registration Statement”); (e) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-63132), as filed with the Securities and Exchange Commission on June 15, 2001 (the “2001 Registration Statement”); (f) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-92254), as filed with the Securities and Exchange Commission on July 11, 2002 (the “2002 Registration Statement”); (g) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-109170), as filed with the Securities and Exchange Commission on September 26, 2003 (the “2003 Registration Statement”); (h) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-125043), as filed with the Securities and Exchange Commission on May 19, 2005 (the “May 2005 Registration Statement”); (i) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-127541), as filed with the Securities and Exchange Commission on August 15, 2005 (the “August 2005 Registration Statement”); (j) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-136452), as filed with the Securities and Exchange Commission on August 9, 2006 (the “2006 Registration Statement”); and (k) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-145007), as filed with the Securities and Exchange Commission on August 1, 2007 (the “2007 Registration Statement”) ( the March 1999 Registration Statement, the August 1999 Registration Statement, the 2000 Registration Statement, the 2001 Registration Statement, the 2002 Registration Statement, the 2003 Registration Statement, the May 2005 Registration Statement, the August 2005 Registration Statement, the 2006 Registration Statement, and the 2007 Registration Statement are collectively referred herein as the “Prior Registration Statements”). Pursuant to the Prior Registration Statements, shares of common stock, par value $0.001, were registered for issuance under the Cerus Corporation 1998 Non-Officer Stock Option Plan and the Cerus Corporation 1999 Equity Incentive Plan, as amended (collectively, the “Prior Plans”).

(1)	This Registration Statement covers 2,270,000 shares, not previously registered, under the Cerus Corporation 2008 Equity Incentive Plan (the “2008 Plan”), which is the successor plan to the Prior Plans. In addition, this Registration Statement covers up to 6,265,185 shares which were previously registered under the Prior Registration Statements for offer or sale under the Prior Plans and which may be offered or sold under the 2008 Plan (the “Carried Forward Shares”). The Carried Forward Shares consist of shares remaining available for issuance under the Prior Plans and shares subject to currently outstanding options under the Prior Plans. In the event any of the shares subject to outstanding options under the Prior Plans are not issued, such as when an option granted under any Prior Plan is canceled without being exercised, such shares will become available for issuance under the 2008 Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2008 Plan and the Prior Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s common stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on July 24, 2008 as reported on the Nasdaq Global Market.

(3)	The Carried Forward Shares were previously registered under the Prior Registration Statements; therefore, no filing fee with respect to those shares is required (Interpretation 89 under Section G of the Securities and Exchange Commission Division of Corporate Finance Manual of Publicly Available Telephone Interpretations (July 1997) and Instruction E to the General Instructions to Form S-8). Each of the Post-Effective Amendments to the Prior Registration Statements are filed here to reallocate the Carried Forward Shares from the Prior Registration Statements and to carry over the registration fees paid for the Carried Forward Shares from the Prior Registration Statements.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

Cerus Corporation (the “Company”) has filed this Registration Statement to register under the Securities Act the offer and sale of 2,270,000 common shares, par value $0.001 per share, of beneficial interest, not previously registered, in the Company, and up to 6,265,185 common shares, par value $0.001 per share, of beneficial interest in the Company, which were previously registered (as further described below) pursuant to the Cerus Corporation 1998 Non-Officer Stock Option Plan (the “1998 Plan”) and the Cerus Corporation 1999 Equity Incentive Plan (the “1999 Plan”). This registration statement is (a) a new registration statement; (b) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-74991), as filed with the Securities and Exchange Commission on March 24, 1999 (the “March 1999 Registration Statement”); (c) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-84497), as filed with the Securities and Exchange Commission on August 4, 1999 (the “August 1999 Registration Statement”); (d) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-42588), as filed with the Securities and Exchange Commission on July 28, 2000 (the “2000 Registration Statement”); (e) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-63132), as filed with the Securities and Exchange Commission on June 15, 2001 (the “2001 Registration Statement”); (f) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-92254), as filed with the Securities and Exchange Commission on July 11, 2002 (the “2002 Registration Statement”); (g) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-109170), as filed with the Securities and Exchange Commission on September 26, 2003 (the “2003 Registration Statement”); (h) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-125043), as filed with the Securities and Exchange Commission on May 19, 2005 (the “May 2005 Registration Statement”); (i) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-127541), as filed with the Securities and Exchange Commission on August 15, 2005 (the “August 2005 Registration Statement”); (j) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-136452), as filed with the Securities and Exchange Commission on August 9, 2006 (the “2006 Registration Statement”); and (k) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-145007), as filed with the Securities and Exchange Commission on August 1, 2007 (the “2007 Registration Statement”) ( the March 1999 Registration Statement, the August 1999 Registration Statement, the 2000 Registration Statement, the 2001 Registration Statement, the 2002 Registration Statement, the 2003 Registration Statement, the May 2005 Registration Statement, the August 2005 Registration Statement, the 2006 Registration Statement, and the 2007 Registration Statement are collectively referred herein as the “Prior Registration Statements”). 6,265,185 shares of common stock, par value $0.001, registered hereby were registered for issuance under the Cerus Corporation 1998 Non-Officer Stock Option Plan and the Cerus Corporation 1999 Equity Incentive Plan, as amended (collectively, the “Prior Plans”).

The 2008 Plan was approved and adopted at the Company’s annual meeting of stockholders on June 2, 2008 to supersede and replace the Prior Plans. The Company desires to have the common shares registered hereunder and issuable pursuant to the 2008 Plan to include those common shares described above whose offer and sale were registered under the Prior Registration Statements. The shares carried over from the Prior Registration Statements are no longer available for new awards under the Prior Plans. This Registration Statement covers 2,270,000 shares, not previously registered, under the 2008 Plan, which is the successor plan to the Prior Plans. In addition, this Registration Statement covers up to 6,265,185 shares which were previously registered under the Prior Registration Statements for offer or sale under the Prior Plans and which may be offered or sold under the 2008 Plan (the “Carried Forward Shares”). The Carried Forward Shares consist of shares remaining available for issuance under the Prior Plans and shares subject to currently outstanding options under the Prior Plans. In the event any of these shares subject to outstanding options are not issued under the Prior Plans, such as when an option granted under any Prior Plan is canceled without being exercised, such shares will become available for issuance under the 2008 Plan. Pursuant to Rule 416(a) of the Securities Act, this Registration Statement shall also cover any additional shares of the Company’s Common Stock that become issuable under the 2008 Plan and the Prior Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Company’s Common Stock.

Consequently, in accordance with the Interpretation 89 under Section G of the Securities and Exchange Commission Division of Corporate Finance Manual of Publicly Available Telephone Interpretations (July 1997) and Instruction E to the General Instructions to Form S-8: (a) the Company is (i) carrying over the Carried Forward Shares from the Prior Registration Statements, and (ii) registering the offer and sale of 2,270,000 new common shares, of which all 8,535,185 shares may be offered and sold under the 2008 Plan pursuant to this Registration Statement; (b) the registration fee allocable to the Carried Forward Shares carried over from the Prior Registration Statements and paid in connection with the Prior Registration Statements is carried over in this Registration Statement; and (c) the Prior Registration Statements are being amended on a post-effective basis to disclose the succession of the 2008 Plan to the Prior Plans, pursuant to this Registration Statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Cerus Corporation (the “Company”) with the Securities and Exchange Commission (“SEC”) are incorporated by reference into this Registration Statement on Form S-8:

(a) The Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2007, filed with the SEC on February 27, 2008.

(b) The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed with the SEC on May 6, 2008.

(c) The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed with the SEC on July 31, 2008.

(d) The Company’s definitive proxy statement for the Company’s stockholders’ meeting on June 2, 2008 filed with the SEC on April 25, 2008.

(e) The Company’s Current Reports on Form 8-K filed with the SEC on February 1, 2008, February 21, 2008, March 3, 2008, and May 1, 2008.

(f) The description of the Company’s Common Stock set forth in the Company’s registration statement on Form 8-A, filed with the SEC on January 8, 1997 including any amendments or reports filed for the purposes of updating this description.

All other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such documents.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by Delaware law, the Company’s amended and restated certificate of incorporation provides that no director will be personally liable to the Company or the Company’s stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the duty of loyalty to the Company or the Company’s stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; and

•	for any transaction from which the director derived an improper personal benefit.

The Company’s amended and restated certificate of incorporation further provides that the Company must indemnify the Company’s directors to the fullest extent permitted by Delaware law. In addition, the Company’s amended and restated bylaws provide that:

•	the Company is required to indemnify the Company’s directors and officers to the fullest extent not prohibited by Delaware law, subject to limited exceptions;

•	the Company may indemnify the Company’s other employees and agents as set forth in the Delaware General Corporation Law;

•

the Company is required to advance expenses to the Company’s directors and executive officers as incurred in connection with legal proceedings against them for which they may be indemnified, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification; and

•	the rights conferred in the amended and restated bylaws are not exclusive.

The Company has entered into indemnification agreements with each of the Company’s directors and executive officers that require the Company to indemnify these people against expenses, witness fees, damages, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, whether actual, pending or threatened, subject to certain limitations, to which any of these people may be made a party by reason of the fact that he or she is or was a director or an executive officer of the Company or is or was serving or at any time serves at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

EXHIBITS

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of Cerus Corporation, as amended to date(1)

4.2	Amended and Restated Bylaws of Cerus(2)

4.3	Specimen Stock Certificate(3)

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward Kronish LLP- Contained in Opinion of Cooley Godward Kronish LLP filed as Exhibit 5.1 to this Registration Statement

24	Power of Attorney- Contained on the signature pages

99.1	Cerus Corporation 1998 Non-Officer Stock Option Plan(5)

99.2	Cerus Corporation 1999 Equity Incentive Plan(4)

99.3	Cerus Corporation 2008 Equity Incentive Plan(6)

(1)	Incorporated by reference to Cerus’ Current Report on Form 8-K (File No. 0-12937), dated November 3, 1999.

(2)	Incorporated by reference to Cerus’ Current Report on Form 8-K (File No. 0-12937), dated June 19, 2008.

(3)	Incorporated by reference to Cerus’ Registration Statement on Form S-1 (File No. 333-11341) and amendments thereto.

(4)	Incorporated by reference to Cerus’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.

(5)	Filed as an exhibit to Cerus’ Registration Statement on Form S-8 filed with the SEC on March 24, 1999. (No. 333-74991).

(6)	Filed as an exhibit to Cerus’ Current Report on Form 8-K filed with the SEC on June 6, 2008

UNDERTAKINGS

1.	The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Concord, State of California, on July 30, 2008.

CERUS CORPORATION

By:	/s/ Claes Glassell
Claes Glassell
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Claes Glassell and William J. Dawson, and each or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Claes Glassell Claes Glassell	President and Chief Executive Officer (Principal Executive and Financial Officer)	July 30, 2008

/s/ William J. Dawson William J. Dawson	Vice President, Finance and Chief Financial Officer (Principal Accounting Officer)	July 30, 2008

/s/ B.J. Cassin B. J. Cassin	Director	July 30, 2008

/s/ Timothy B. Anderson Timothy B. Anderson	Director	July 30, 2008

/s/ Lawrence M. Corash Laurence M. Corash, M.D.	Director	July 30, 2008

/s/ Bruce C. Cozadd Bruce C. Cozadd	Director	July 30, 2008

/s/ William R. Rohn William R. Rohn	Director	July 30, 2008

/s/ Gail Schulze Gail Schulze	Director	July 30, 2008

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of Cerus Corporation, as amended to date(1)

4.2	Amended and Restated Bylaws of Cerus(2)

4.3	Specimen Stock Certificate(3)

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward Kronish LLP- Contained in Opinion of Cooley Godward Kronish LLP filed as Exhibit 5.1 to this Registration Statement

24	Power of Attorney- Contained on the signature pages

99.1	Cerus Corporation 1998 Non-Officer Stock Option Plan(5)

99.2	Cerus Corporation 1999 Equity Incentive Plan(4)

99.3	Cerus Corporation 2008 Equity Incentive Plan(6)

(1)	Incorporated by reference to Cerus’ Current Report on Form 8-K (File No. 0-12937), dated November 3, 1999.

(2)	Incorporated by reference to Cerus’ Current Report on Form 8-K (File No. 0-12937), dated June 19, 2008.

(3)	Incorporated by reference to Cerus’ Registration Statement on Form S-1 (File No. 333-11341) and amendments thereto.

(4)	Incorporated by reference to Cerus’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.

(5)	Filed as an exhibit to Cerus’ Registration Statement on Form S-8 filed with the SEC on March 24, 1999. (No. 333-74991).

(6)	Filed as an exhibit to Cerus’ Current Report on Form 8-K filed with the SEC on June 6, 2008